Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT

I, Terry L. Stevens, certify that:

1.	I have reviewed this amended quarterly report on Form 10-Q of Highwoods Realty Limited Partnership;

2.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.

Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this quarterly report;

Date: March 12, 2008

/s/ TERRY L. STEVENS
Terry L. Stevens Senior Vice President and Chief Financial Officer of the General Partner

*	Paragraphs 4 and 5, omitted here, are included in Exhibit 31.1 to the Quarterly Report on Form 10-Q filed by Highwoods Realty Limited Partnership on August 14, 2007.